                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) April 13, 1995



                           NATIONAL MEDIA CORPORATION
- --------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



       Delaware                   1-6715                          13-2658741
(State or other juris-     (Commission File Number)        (IRS Employer Identi-
diction of incorporation)                                       fication No.)


1700 Walnut Street, Philadelphia, PA                                  19103
(Address of principle executive offices)                            (Zip Code)


Registrant's telephone number, including area code (215) 772-5000


                                      N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



         --------------------------------------------------------------


                        Exhibit Index appears on Page 7

Item 5.  Other Events.


                           On April 17, 1995 National Media Corporation (the "Company") announced that the Company, ValueVision International, Inc. ("ValueVision"), John J. Turchi, Jr. ("Turchi"), Robert J. Johander and Mark A. Payne had entered into a Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 (the "Settlement Agreement"), pursuant to which the parties agreed to dismiss with prejudice all claims and counterclaims which the parties have in that certain civil action pending in the United States District Court of the Eastern District of Pennsylvania entitled National Media Corporation, et al. v. ValueVision International, Inc., et al., Civil Action No. 94-CV-2500 (the "Action"). The Settlement Agreement shall become effective upon the earlier to occur of (i) the date (the "Stockholder Approval Date") upon which the shareholder approval required by the applicable New York Stock Exchange rules and regulations in order to consummate the Telemarketing, Production and Post-Production Agreement dated April 13, 1995 by and between the Company and ValueVision (the "Telemarketing Agreement") entered into in connection with the Settlement Agreement and the transactions related thereto has been obtained or
                           (ii) the date the Telemarketing Agreement becomes effective. The Telemarketing Agreement is attached hereto as Exhibit 10.2. In the event the Settlement Agreement is not effective by August 31, 1995, the Settlement Agreement shall become null and void in its entirety.

                           Pursuant to the Telemarketing Agreement, ValueVision is obligated to provide to the Company telephone call-taking services ("Telemarketing Services") for inbound telephone calls generated by the Company. Such services are to be provided at such times as may be mutually agreed upon by ValueVision and the Company based upon ValueVision's capacity as it may exist from time to time, provided, however, that ValueVision is obligated to make available to the Company sufficient capacity to provide to the Company telephone call-taking services for a minimum of 1,000,000 telephone calls (at a rate not to exceed 100,000 telephone calls in any month) during the first thirteen months of the Term (as defined in the Telemarketing Agreement) and during each twelve month period thereafter during the Term. The rates payable to ValueVision by the Company for the Telemarketing Services are significantly below the rates currently being paid by the Company for similar services. ValueVision is also obligated to provide to the Company certain Production and PostProduction Services (as defined in the Telemarketing Agreement) in exchange for consideration at a rate equal to fifty percent of the Gross Market Rate (as defined in the Telemarketing Agreement).

                           As additional consideration for the services to be provided by ValueVision under the Telemarketing Agreement, the Company is obligated to grant to ValueVision, on the Effective Date, warrants (the "Warrants") to purchase up to 500,000 shares of the Company's Common Stock at a price of $8.865 per share (subject to adjustment pursuant to the antidilution provisions of the Warrants). The form of Warrant is attached as Exhibit B to the Telemarketing Agreement. The Warrants will vest with respect to an equal number of shares on each of the thirteen month, 2 year and 3 year anniversaries of the Effective Date provided that ValueVision satisfies certain performance conditions as more fully set forth in the Warrants. The Warrants will expire on the tenth anniversary of the Effective Date. The Company also will grant ValueVision certain registration rights with respect to the shares of Common Stock issuable upon exercise of the Warrants, as more fully set forth in the Warrants.

                           The Telemarketing Agreement shall become effective upon the later to occur of the Stockholder Approval Date and the Certification Date (as defined in the Telemarketing Agreement). In the event the Stockholder Approval Date does not occur on or prior to August 31, 1995, either the Company or ValueVision may terminate the Telemarketing Agreement. Upon such a termination, the Settlement Agreement shall become null and void. In the event the Certification Date has not occurred by the sixtieth day following the Stockholder Approval Date, the Company may terminate the Telemarketing Agreement. Upon such a termination, the Company will be entitled to receive liquidated damages in the amount of $3,000,000. The Company will also be entitled to liquidated damages at a lesser amount for certain other material breaches under the Telemarketing Agreement.

                           As part of the settlement, the Company and ValueVision also entered into a Joint Venture Agreement, a copy of which is attached hereto as
                           Exhibit 10.3 (the "Joint Venture Agreement"). Pursuant to the Joint Venture Agreement, the Company is required, subject to certain exceptions, to negotiate in good faith with ValueVision to form a joint venture to pursue home shopping opportunities outside of the United States and Canada before pursuing such opportunities by itself or with certain third parties. ValueVision granted the Company similar rights with respect to infomercial opportunities ValueVision may have outside the United States and Canada.

                           In connection with the matters discussed above, the Company also entered into a letter agreement with Turchi, a significant stockholder of the Company and the Company's former Chairman and Chief Executive Officer, and Mergren Associates, an affiliate of Turchi ("Mergren"). A copy of the letter agreement is attached hereto as Exhibit 10.4. Pursuant to the letter agreement, the Company agreed to reimburse Turchi $50,000 for certain legal fees and associated costs he incurred in connection with the litigation with ValueVision and certain other legal matters to which the Company is a party and to accelerate a substantial portion of the payments payable to Turchi under that certain Consulting Agreement dated December 21, 1994 by and between Turchi and the Company. In addition, the Company exercised its option to terminate, effective October 31, 1997, that certain Lease dated February 25, 1992 by and between the Company and Mergren. The Lease covers the current site of the Company's principal executive offices in Philadelphia, Pennsylvania. Pursuant to the Lease, the Company was required to pay Mergren the sum of $219,738.12 in connection with the exercise of its right of early termination.

                           The issuance of the Warrants to ValueVision required the prior consent of the holders of the promissory notes issued pursuant to that certain Note and Warrant Purchase Agreement dated as of October 19, 1994 by and among the Company and the purchaser named therein (the "Purchase Agreement"). As an inducement to the current holders (the Noteholders") of the Notes (as defined in the Purchase Agreement) to permit the issuance of the Warrants, the Company has agreed to issue the Noteholders warrants (the "Waiver Warrants") to purchase 500,000 shares of the Company's Common Stock at a price of $10.00 per share. The issuance of the Waiver Warrants is subject to the approval of the Company's stockholders.

                           A copy of the press release announcing the execution of the Settlement Agreement, the Telemarketing Agreement and the Joint Venture Agreement is attached hereto as Exhibit 99.1.

                           On April 17, 1995, the Company also announced that it had entered into agreements in principle to settle all the consolidated shareholder class actions (i.e., In re National Media Corporation Shareholders Litigation and Lachance v. Harrington, et al.) pending against the Company and its directors in the Delaware Chancery Court and in the United States District Court for the Eastern District of Pennsylvania arising out of the termination of the Agreement and Plan of Merger to which the Company and ValueVision were parties and the termination of ValueVision's amended tender offer for the Company's outstanding shares of Common Stock associated therewith. Pursuant to the agreements in principle, the plaintiff classes and their attorneys will receive an aggregate of up to $1,500,000 in cash, approximately $1,125,000 of which will be paid by the Company's insurer. The Company will take a charge in the fourth quarter of its fiscal year ended March 31, 1995 for its portion of the settlements. Both settlements are subject to court approval. A copy of the press release announcing these settlements is attached hereto as Exhibit 99.2.

Item 7.           Financial Statements and Exhibits.

                           (c)  Exhibits:

                                10.1    Settlement Agreement among National
                                        Media Corporation, ValueVision
                                        International, Inc., John J. Turchi,
                                        Jr., Robert J. Johander and Mark A.
                                        Payne, dated April 13, 1995

                                10.2    Telemarketing, Production and
                                        Post-Production Agreement between
                                        National Media Corporation and
                                        ValueVision International, Inc., dated
                                        April 13, 1995

                                10.3 Joint Venture Agreement between National Media Corporation and ValueVision International, Inc., dated April 13, 1995

                                10.4 Letter agreement among National Media Corporation, John J. Turchi, Jr. and Mergren Associates dated April 13, 1995

                                99.1    Press Release dated April 17, 1995

                                99.2    Press Release dated April 17, 1995

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NATIONAL MEDIA CORPORATION
                                             (Registrant)


                                              /s/ John J. Sullivan
                                              --------------------------
                                              John J. Sullivan
                                              Chief Financial Officer



Date: April 19, 1995

                                 EXHIBIT INDEX



                           (c)  Exhibits:


                                10.1    Settlement Agreement among National
                                        Media Corporation, ValueVision
                                        International, Inc., John J. Turchi,
                                        Jr., Robert J. Johander and Mark A.
                                        Payne, dated April 13, 1995

                                10.2    Telemarketing, Production and
                                        Post-Production Agreement between
                                        National Media Corporation and
                                        ValueVision International, Inc., dated
                                        April 13, 1995

                                10.3 Joint Venture Agreement between National Media Corporation and ValueVision International, Inc., dated April 13, 1995

                                10.4 Letter agreement among National Media Corporation, John J. Turchi, Jr. and Mergren Associates dated April 13, 1995

                                99.1    Press Release dated April 17, 1995

                                99.2    Press Release dated April 17, 1995